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EXHIBIT 10.20

                                      LEASE

     THIS LEASE, made as of this 14/th/ day of January 2002, between Rolling Rock Investment Co., Ltd., an Ohio limited liability company ("Lessor") and Hydro Spray Car Wash Equipment Co., Ltd., a Delaware corporation ("Lessee").

                                   WITNESSETH

     Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the land and building located at 1237 West Fourth Street, Mansfield, Ohio 44906-1825 and the adjacent parking area together with the right to use all easements and rights appurtenant to the space and the building, and all utility lines, pipes, conduits and other facilities necessary for the use of the space leased to Lessee. The land, building, space and other property rights described in the preceding sentence are part of the property described on Exhibit "A" attached hereto and made a part hereof, and are hereinafter referred to as the "Premises" or the "Building".

1. Term. The initial term of this lease shall be five (5) years commencing on January 15th 2002 and ending on January 31, 2007.

2. Rent. Lessee agrees to pay on or before the first day of each month to Lessor, or its designated agent, rent for the premises in accordance with the following schedule;

     First year ------$5,000 per month, credited to a certain purchase money note of even date.
     Second year ---$6,000 per month
     Third year-----$7,000 per month
     Fourth year ----$7,210 per month
     Fifth year------$7,426.30 per month

3. Option to Renew. Provided Lessee is not in default hereunder at the expiration of the initial term, Lessee shall have the option to renew the term of this Lease for two (2) additional periods of five (5) years each by giving Lessor written notice of such renewal at least ninety (90) days prior to the expiration of the earlier term. Such renewal shall be upon the same terms, provisions, covenants and conditions as are in effect under this Lease at the time of such renewal, except that rent for the renewal terms shall be increased by 3% per year.

4. Use. The Premises may be used for any lawful purpose and for no other uses or purposes. Lessee shall not commit or suffer waste on the Premises or occupy the same in such manner as to constitute a nuisance.

5. Assignment. Lessee shall not assign this Lease or sublet the Premises without Lessor's prior written consent, which consent shall not be withheld unreasonably.

6. Repairs and Maintenance. During the term hereof, Lessee shall at its cost and expense maintain the interior and exterior of the Premises in good condition, reasonable wear and tear excepted, and shall, at its expense, provide ordinary maintenance of the water, gas and electrical fixtures, replace all broken glass, keep sinks, lavatories, and commodes open, make ordinary repairs to any plumbing or electrical lines within the Premises, replace all lost or broken keys, remove snow and ice form the exterior areas surrounding the Premises; provided, however, that any damage caused or repairs or replacements made necessary by the acts or omissions of Lessor, or the agents, employees or invitees of Lessor, shall be repaired and replaced

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     by Lessor at its cost and expense. Lessor shall be responsible for any necessary repairs to the heating and air conditioning, plumbing and electrical systems, and roof and other structural elements of the Building.

7.   Damage and Destruction.

          (a) If the Premises are damaged in whole or in part by fire or other casualty (pat being 50% or more damaged), either party shall have the option to terminate this Lease upon giving written notice to the other at any time within 30 days from the date of such damage, and if so terminated all rent shall cease as of the date of such damage and any prepaid rent shall be refunded.

          (b) If the Premises are damaged in whole or in part by fire or other casualty and if this Lease is not terminated pursuant to clause
               (a) above, then Lessor shall have the option to agree, at Lessor's cost and expense, to restore the Premises to a kind and quality substantially similar to that which existed immediately prior to such damage or destruction. Such restoration shall be commenced within a reasonable time and completed without unreasonable delay on the part of Lessor. In such case, all rent paid in advance shall be apportioned as of the date of damage or destruction and all rent thereafter accruing shall be equitably and proportionately suspended and adjusted according to the nature and extent of the damage or destruction, pending completion of restoration or repair, except that in the event the damage or destruction is so extensive as to make it unfeasible for Lessee to conduct Lessee's business, the rent shall be completely abated until the Premises are restored by Lessor or until Lessee resumes use and occupancy of the Premises, whichever shall first occur. Lessor shall not be liable for any inconvenience or interruption of Lessee's business occasioned by fire or other casualty.

                    If Lessor fails to restore the Premises within one hundred twenty (120) days after occurrence of the damage, regardless of the reason for the delay (unless caused by Lessee), Lessee shall have the option (i) to extend the time for restoration, or (ii) to terminate this Lease by giving written notice to Lessor. In no event shall Lessor have any liability to Lessee on account of any delay.

8. Condemnation. If during the term of this Lease the whole of the Premises, or any portion thereof or of the Building, is taken by condemnation or eminent domain, then, in any such event, the term hereby granted shall cease and come to an end as of the date of the vesting of title in the taking authority. The rent shall be apportioned as of such date and any prepaid rent shall be refunded. Any condemnation awards on proceeds shall be the sole property of Lessor and Lessee hereby assigns all rights in any such awards or proceeds to Lessor.

9. Lessor's Right to Inspect. Lessor, in person or by agent, shall have the right at all reasonable times and upon reasonable notice to enter the Premises and inspect the same and to show the same to prospective lessees, purchasers and mortgages.

10. Lessee's Default. In the event Lessee shall default in the payment of rent or any other sums payable by Lessee hereunder, and such default shall continue for a period of 10 days, or if Lessee shall default in the performance of any other covenants or agreements hereunder, and such default shall continue for 30 days after written notice thereof, or if Lessee shall become bankrupt or insolvent, then, and in addition to any and all other legal remedies and rights, Lessor may:

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          (a)  Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedies they may have for possession or arrearages in rent, enter upon and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution for any claim of damages therefore.

          (b) Enter upon and take possession of the Premises and expel or remove Lessee and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefore.

          (c) Enter the Premises, by force if necessary, without being liable for prosecution of any claim for damages therefore, and do whatever Lessee is obligated to do under the terms of this Lease, and Lessee agrees to reimburse Lessor on demand for any expenses, including attorneys' fees, which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for damages resulting to Lessee from such action.

11. Utilities. Lessee shall pay for all utilities furnished to or consumed on the Premises, including gas, light, heat, water, sewer, telephone and electricity.

12. Alterations. Lessee shall not make any structural alterations or improvements of the Premises without Lessor's prior written consent, which shall not be unreasonably withheld.

13. Quiet Enjoyment. Lessee, upon the payment of the rent herein reserved and upon the performance of all of the terms of this Lease, shall at all times during the term of this Lease peaceably and quietly enjoy the Premises without any disturbance from Lessor or from any other person claiming through Lessor.

14. Waiver of Subrogation. Lessor shall not be liable for any damage to fixtures, merchandise or other personal property or inventories of Lessee found or located within the Premises and/or Building caused by fire or other peril usually covered by a standard policy of fire and extended coverage insurance, including vandalism and malicious mischief, and Lessee hereby expressly releases Lessor from all liability for such damage including any subrogation claims of any insurer of Lessee. Lessee shall not be liable for any damage to the Premises or any portion thereof or the Building or other improvements caused by fire or other peril usually covered by a standard policy of fire an extended coverage insurance, including vandalism and malicious mischief, and Lessor hereby expressly releases Lessee from all liability for such damage, including any subrogation claims of any insurer of Lessor.

15. Subordination. Lessor and Lessee agree that this Lease is subject and subordinate at all times to the lien of any first mortgage of the fee interest in the Premises and/or the Building in any amount, including all renewals, modifications, consolidation, participations, replacements and extensions thereof, whether first mortgage is currently in existence or is executed after the date of this Lease. The Lessee also agrees to sign any and all subordination documents required by Lessor's lender.

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16.  Public Liability and Fire Insurance.

          (a) Lessee shall procure and maintain public liability insurance with policy limits of not less than $500,000 for bodily injury to one person, $1,000,000 for bodily injury to any group of persons as a result of one accident or occurrence, and $50,000 property damage. Lessee shall name Lessor as an additional insured, as its interest may appear, and provide a certificate of coverage and a copy of the policy to Lessor.

          (b) Lessee shall deep the Building and the Premises insured against loss by fire and all of the risks and perils usually covered by an extended coverage endorsement to a policy of fire insurance upon property comparable to the Premises, in an amount equal to not less than 80% of the full replacement value thereof and shall be written by a company of recognized financial standing which is authorized to do an insurance business in the State of Ohio. Lessee shall provide a copy of the policy and certificate of coverage to Lessor.

17. Indemnification. Except as provided in Paragraph 14 above, Lessee shall indemnify and save harmless Lessor and the Premises from and against any and all claims, liabilities, damages or losses resulting from injury or death of any person or damage to property occurring on or about the Premises or in any manner in conjunction with the use and occupancy of the Premises or any part thereof unless such death, injury or damage was sustained as a result of any tortious or negligent act of Lessor or of their employees, agents, or contractors.

18. Real Estate Taxes. Lessee shall, throughout the term, pay and discharge when due all real estate taxes and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, which shall become due and payable and be assessed and levied upon the Premises or any part thereof.

19. Entire Agreement. This Lease contains the entire agreement between the parties and cannot be changed, modified or amended unless such change, modification or amendment is in writing and executed by all of the parties hereto.

20. Successors and Assigns. This Lease and all of the covenants, terms, provisions and conditions herein contained shall inure to the benefit of and be binding upon the heirs, legal representatives, and successors and assigns of Lessor and Lessee.

21. Notices. All notices to be given to either party shall be deemed given if made in writing and deposited in the United States mail, postage prepaid, return receipt requested, and addressed to the parties at the following address:

                      Lessor's Address: Rolling Rock Investment Co., Ltd.
                                                1237 West Fourth Street
                                                Mansfield, Ohio 44906-1825

                      Lessee's Address: Hydro Spray Car Wash Equipment Co., Ltd.
                                                1237 West Fourth Street
                                                Mansfield, Ohio 44906-1825

                      With a copy to:  Precision Auto Care, Inc.
                                                748 Miller Drive, SE
                                                Leesburg, VA 20175


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                                                Attn: General Counsel

22. Severability. In the event any clause, term or condition of this Lease shall be declared invalid or unenforceable by any court of competent jurisdiction, this Lease shall remain in full force and effect as to all other terms, conditions and provisions.

23. Brokers. The parties agree that there is a real estate broker involved in the transaction covered by this Lease and each party shall hold the other harmless from any claims made against either party by any broker, finder or real estate agent claiming a fee, commission or expense arising out of any alleged dealing contrary to the foregoing representation.

24.  Right of First Refusal:

          A. The Lessor hereby grants to the Lessee, subject to the terms and conditions set forth below, the right of first refusal to purchase the real estate which is the subject of the Lease, and which is commonly known as 1237 West Fourth Street, Mansfield, Ohio.

          B. The right granted herein shall be for a period concurrent with the term of the Lease Agreement and shall expire upon the expiration of said Lease Agreement, including any renewal thereof.

          C. During the term of this Agreement, the Lessor's agree that they shall not sell all or any part of the real estate described above unless and until they have first offered said real estate to the Lessee pursuant to the provisions set forth herein.

          D. In the event that the Lessors receive an offer to purchase all or any part of the subject real estate, the Lessors agree that they shall deliver to the Lessee written notice of such offer, which notice shall contain the following:

                    (1)  The name and address of the offeror,

                    (2) An exact description of the real estate which is the subject of such offer,

                    (3)  The total purchase price offered for such real estate,

                    (4) All contingencies of sale contained in such offer, including the ability of the offeror to obtain financing, the amount of such required financing, the maximum interest rate of such financing, any conditions as to zoning change or proposed use of said real estate and all other contingencies of the offeror's obligation to purchase said real estate,

                    (5)  The provisions as to occupancy by the offeror, and

                    (6) The time during which the transaction must be closed, which time period shall not be less than the time during which the Lessee may exercise its right of first refusal as set forth below.

          Such written notice shall be delivered to the Lessee at the address set forth in Section 21 above and shall be deemed effective as of the date of delivery thereof to the Lessee.

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          E.   Upon receipt of the notice of offer described above, the Lessee shall have thirty (30) days within which to exercise its right under this Agreement to purchase the real estate upon the terms and conditions as set forth in such notice. The Lessee shall exercise its right of first refusal by delivering to the Lessors written notice of its intent to exercise such right.

          F. In the event that the Lessee exercises its right of first refusal as set forth above, then the notice of offer by the Lessors to the Lessee and the terms and conditions of this Agreement shall constitute a contract to purchase real estate. The closing of the sale by the Lessors to the Lessee shall take place within sixty
               (60) days from the date upon which the Lessee exercises its right of first refusal at the offices of the lender of the Lessee or at such other place as shall be designated by the Lessee. Either the time for closing or the place for closing may be altered but only upon mutual written consent of the parties. At such closing real estate taxes and any rents shall be pro-rated as of the date of the closing and the Lessors agree to provide a good and sufficient warranty deed to the Lessee in exchange for payment of the entire purchase price subject only to covenants, restrictions and zoning regulations of record.

          G. Nothing contained herein shall prevent the Lessors and the Lessee at any time from negotiating a sale (and purchase) of the real estate by the Lessors to the Lessee during the term of this Agreement on such terms and conditions as are agreed upon by the parties. If a notice of offer by the Lessors to the Lessee is given and the Lessee fails to exercise the right of first refusal granted herein, then and in that event, the Lessors shall be permitted to proceed with sale of the real estate as described in such notice of offer, and only upon the terms and conditions as described in such notice of offer. In the event that there is any change in the terms and conditions of the offer, then Lessors shall be required to give to the Lessee a subsequent notice of offer as provided above, setting forth the altered or amended terms and conditions of such offer and the Lessee shall be entitled to exercise its right of first refusal as to such amended offer.

          H. In the event that the Lessee fails to exercise its right of first refusal as set forth herein, the Lessee agrees to execute any and all documents necessary to effect a release of the terms and conditions of this Agreement for the purposes of sale of such property to the offeror.

          I. Lessors and Lessee agree that in event of Exercise of Eminent Domain by federal, state or local government, such action pre-empts the rights and agreements of the parties hereto. Neither penalty nor prejudice, either party against the other, may result from such governmental action.

          J. This Agreement shall be binding upon the heirs, successors and assigns of both parties and shall be enforced pursuant to the laws of the State of Ohio.

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     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

Signed and Acknowledged                         LESSOR:
In the Presence of:                                    ROLLING ROCK INVESTMENT
                                                       CO., LTD.


__________________________________                     _________________________

ATTEST:                                                LESSEE:
                                                       HYDRO SPRAY CAR WASH
                                                       EQUIPMENT CO., LTD.


_________________________________                      By:______________________
Secretary                                                 President


STATE OF OHIO                   )
                                ) SS:
COUNTY OF_______________________)


     The foregoing instrument was acknowledged before me this ______ day of January, 2002, by ____________________________, ______________________________
of Rolling Rock Investment Co., Ltd., Lessor.


                                 _____________________________________________
                                 Notary Public

My Commission expires:

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STATE OF VIRGINIA             )

                              ) SS:

COUNTY OF LOUDOUN             )


     The foregoing instrument was acknowledged before me this __ day of January 2002, by Robert R. Falconi, Senior Vice President - Finance, and Frederick F. Simmons, Secretary of Hydro Spray Car Wash Equipment Co., Ltd., a Delaware corporation, on behalf of the corporation.


                                  __________________________________________
                                  Notary Public

My commission expires: